SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) of Rule 14a-12

                          O'SULLIVAN CORPORATION
           (Name of Registrant as Specified In Its Charter)

                            C. Bryant Nickerson
                        Secretary, Treasurer & CFO
                          O'Sullivan Corporation
                            1944 Valley Avenue
                        Winchester, Virginia  22601
                              (540) 667-6666
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.2
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
1) Title of each class of securities to which transaction applies:
   ____________________________________________________________________________
2) Aggregate number of securities to which transaction applies:
   ____________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
   ____________________________________________________________________________
4) Proposed maximum aggregate value of transaction:
   ____________________________________________________________________________
5) Total fee paid:
   ____________________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
   ____________________________________________________________________________
2) Form, Schedule or Registration Statement No.:
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3) Filing Party:
   ____________________________________________________________________________
4) Date Filed:
   ____________________________________________________________________________



                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held Wednesday, April 29, 1998



To The Holders of O'Sullivan Corporation Common Stock:

Notice is hereby given that the annual meeting of stockholders of O'Sullivan Corporation will be held on Wednesday, April 29, 1998, at 11:00 a.m., at the Winchester Country Club, 1300 Senseny Road, County of Frederick, Virginia, for the purpose of:

  (a)  Election of directors for the ensuing year;

  (b) Approval of the appointment of Yount, Hyde & Barbour, P.C., of Winchester, Virginia, as auditors for the 1998 fiscal year; and

  (c) Transaction of such other business as may properly come before the meeting.

Enclosed you will find a proxy form, a proxy statement and the Company's 1997 annual report.

Only stockholders of record at the close of business on March 9, 1998, will be entitled to vote at the meeting and any adjournments thereof.

The Board of Directors would like to have as many stockholders as possible attend the meeting in person. However, whether or not you plan to be present, please date, sign and mail the enclosed proxy promptly in the enclosed stamped return envelope.

If you plan to attend the meeting in person this year, please complete and return the enclosed Annual Meeting Registration card so that we may better plan the necessary arrangements for the meeting.



                               /s/ C. BRYANT NICKERSON
                               -----------------------
                               C. BRYANT NICKERSON
                               Secretary, Treasurer & CFO

















                                      1
March 27, 1998
                            O'Sullivan Corporation
                              1944 Valley Avenue
                          Winchester, Virginia 22601


                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 29, 1998


The enclosed proxy is solicited by and on behalf of the Board of Directors of O'Sullivan Corporation (the "Company") for the 1998 annual meeting of stockholders of the Company to be held on April 29, 1998, or any adjournments thereof, for the purposes set forth in the attached notice of annual meeting. This proxy statement and enclosed proxy are being mailed to stockholders on or about March 27, 1998.

Any stockholder executing a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. The giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person. However, attendance at the meeting will not, without notice of revocation, revoke a proxy for the meeting.

Each holder of record of the Common Stock of the Company, $1.00 par value (the "Common Stock"), at the close of business on March 9, 1998, will be entitled to one vote for each share registered in his or her name on each matter brought before the meeting. At the close of business on March 9, 1998, 15,742,942 shares of the Common Stock were outstanding and entitled to vote.

The enclosed proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and for the appointment of Yount, Hyde & Barbour, P.C. as auditors, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions. At this time, no matters other than those specified are expected to come before the meeting. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies, which confer discretionary authority to vote on such matters, in accordance with their best judgment.

Except for the election of directors, action on a matter submitted to the stockholders at the meeting will be approved if a quorum is present at the meeting and the votes cast in favor of the action exceed the votes cast against it. With respect to the election of directors, the ten nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.



                                      2
In addition to the solicitation of proxies by mail, the Company's officers and regular employees may solicit proxies by telephone, facsimile transmission or personal interview. The Company will bear the cost of all solicitation.


                VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock by any person known to the Company to be the beneficial owner of more than five percent of such stock as of January 31, 1998.


NAME AND ADDRESS OF         NUMBER OF SHARES          PERCENT
 BENEFICIAL OWNER          BENEFICIALLY OWNED         OF CLASS

 Arthur H. Bryant II (1)      2,708,084                17.2%
 P. O. Box 2929
 Winchester, VA 22604

 Magalen O. Bryant   (1)        975,548                 6.2%
 Locust Hill Farm
 Middleburg, VA 22117

 John C. O. Bryant              809,239                 5.1%
 P. O. Box 247
 Middleburg, VA 20118-0247

 Dimensional Fund    (2)        830,278                 5.3%
 Advisors, Inc.
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

(1) To the best knowledge of the Company, and except as described in the footnotes to the table of ownership of Common Stock by directors set forth below, Mr. Arthur H. Bryant II and Mrs. Magalen O. Bryant have have sole voting and investment powers with respect to shares shown as owned by them. The information in this table relating to ownership of shares of Common Stock by Mr. Arthur H. Bryant II and Mrs. Magalen O. Bryant is based on a review of filings with the Securities Exchange Commission.

(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership as of December, 31, 1997 of the shares of Common Stock listed above, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. The Company has also been advised that Dimensional disclaims beneficial ownership of all such shares. The foregoing is based on review of a filing with the Securities Exchange Commission and on other information provided by Dimensional to the Company.


                                      3
                       ITEM ONE-ELECTION OF DIRECTORS

A Board of ten directors of the Company is to be elected at the meeting to serve until the next annual meeting or until their successors are elected. Each of the nominees listed below is presently a director of the Company. With the exception of Mr. Sandker, who was appointed by the Board of Directors at the July 28, 1997 Board of Directors meeting, each director was elected by the stockholders at the last annual meeting for a term expiring at the 1998 annual meeting.


Each director nominee has agreed to serve if elected. If any nominee is unable or unavailable to serve, a circumstance which is not expected, the proxy may be voted for the election of other persons that may be nominated during the meeting, except that any proxy that is marked to withhold authority to vote for election of directors will not be voted for any nominee.

The names of the nominees and certain information concerning their business experience and other matters are set forth below.

NAME, AGE, COMPANY POSITIONS,     DIRECTOR     COMMON STOCK   PERCENT
PRINCIPAL OCCUPATION AND            SINCE      BENEFICIALLY   OF CLASS
DIRECTORSHIPS IN PUBLIC                        OWNED AS OF
CORPORATIONS                                     1/31/98

C. Hugh Bloom, Jr.,     64         1990            16,403(3)     0.1%
Easton, PA,
Retired
Vice President, C.F. Martin & Co., Inc.

Arthur H. Bryant, II,   55         1967         2,708,084(1)(2) 17.2%
Winchester, VA,                                          (3)
Chairman of the Board;
Chairman and Chief Executive Officer of the
Company 1986-1995

Magalen O. Bryant,      69         1982           975,548(3)     6.2%
Middleburg, VA,
Private Investor; Director, Carlisle
Companies, Incorporated and Dover Corporation

Robert L. Burrus, Jr.,  63         1995            13,000(3)     0.1%
Richmond, VA,
Partner, McGuire, Woods, Battle
& Boothe, LLP, a law firm
retained by the Company for a number
of years; Director, CSX Corporation, Concepts
Direct, Inc., Heilig-Meyers Company,
S & K Famous Brands, Inc. and
Smithfield Foods, Inc.

Max C. Chapman, Jr.,    54         1989           138,002(1)(3)  0.9%
Scarborough, NY,
Chairman, Nomura Holding
America Inc.; Director,
The Nomura Securities Co., Ltd.


                                      4
James T. Holland,       57         1984           145,675(1)(3)  0.9%
Winchester, VA,
President and Chief Executive Officer
of the Company since 1995;
President and Chief Operating
Officer 1986-1995; Executive Vice
President, 1984-1986;Vice President
and Treasurer,1979-1984

R. Michael McCullough   59         1995            12,000(3)     0.1%
McLean, VA,
Retired Senior Chairman,
Booz Allen & Hamilton, a Delaware Corporation;
Director, Host Marriott Services Corp,
Interstate Hotel Corporation and
Watson-Wyatt Worldwide, Corp.

Stephen P. Munn,        55         1995            12,000(3)     0.1%
Syracuse, NY,
Chairman and Chief Executive Officer,
Carlisle Companies Incorporated;
Director, Carlisle Companies
Incorporated; Trustee, Prudential Securities
Mutual Funds

Timothy J. Sandker,    	49         1997            10,000(3)     0.1%
Madison, IN,
President, Rotary Lift Division
of Dover Corporation

Leighton W. Smith, Jr., 58         1997            10,000(3)     0.1%
Fairfax, VA,
Admiral, United States Navy,
Retired

All Executive Officers and Directors as a
group (19 persons)                              4,187,075(1)(2) 26.6%
                                                         (3)

In addition to Mr. Holland, the remaining executive officers named in the summary compensation table had the following beneficial ownership of shares at January 31, 1998:
                                         COMMON STOCK
                                         BENEFICIALLY
                                          OWNED AS OF             PERCENT
  NAME AND TITLE                           1/31/98                OF CLASS

John S. Campbell,
Vice President                              29,351(3)                0.2%

Michael J. Meissner,(A)
Vice President                              24,703(1)                0.2%

C.Bryant Nickerson,
Secretary, Treasurer & CFO                  25,010(1)(3)             0.2%

Ewen A. Campbell,
Vice President                              11,500(3)                0.1%
                                      5
(1) Includes the following shares held by the spouses, children or associates of the following directors and officers, which shares may be deemed held subject to shared investment and voting powers: Arthur H. Bryant,II, 15,466 shares; Max C. Chapman, 3,000 shares; James T. Holland, 32,435 shares; Michael J. Meissner, 604 shares; C. Bryant Nickerson, 100 shares.

(2) Includes 1,429,860 shares held by the Bryant Foundation, of which Mr. Bryant is President and a Trustee.

(3) Includes the following shares that may be acquired under stock options which are exercisable on January 1,1998 or within 60 days thereafter: James T. Holland, 40,660 shares; all executive officers and directors as a group, 249,120 shares; John S. Campbell, 29,200 shares;
    C. Bryant Nickerson, 24,060 shares; and Ewen A. Campbell, 11,000 shares. Also includes for each director (other than Mr. Holland) the following shares which may be acquired under currently exercisable stock options granted under the Company's 1995 Outside Directors Stock Option Plan:
    Mrs. M.O. Bryant and Messrs. Bloom, A.H. Bryant, Burrus, Chapman, McCullough and Munn, 12,000 shares; Messrs. Smith and Sandker,
    10,000 shares.

(A) Retired from the Company as of December 31, 1997.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, certain officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission"). Specific due dates for these reports are established by the Commission, and the Company is required to report in this proxy statement any failure to file such reports on a timely basis for the last comleted fiscal year. During January, February, March and April of 1997,
James L. Tremoulis, an officer of the Comapny, acquired 20 shares of Common Stock each month (for a total of 80 shares) pursuant to an employee stock purchase plan maintained by the Company. Mr. Tremoulis failed to timely file the four Form 4 reports that he was required to file for these acquisitions. The acquisitions were reported on a Form 4 that was filed by Mr. Tremoulis in June of 1997. There were no other known failures of any officer, director or greater than ten percent shareholder to file in a timely manner the required reports. In making this statement, the Company has relied on the written representations of its directors, such officers and greater than ten percent shareholders, and on copies of the reports that they have filed with the Commission.


                    COMMITTEES OF THE BOARD OF DIRECTORS
                           AND MEETING ATTENDANCE

During 1997, four regular quarterly Board meetings were held. Each of the incumbent Board members attended at least 75% of the meetings of the Board and any of the committees on which they served, except for Mrs. M.O. Bryant, who did not attend any regularly scheduled meeting of the Audit Committee.



                                      6
The Board has an Audit Committee which consists of Messrs. Burrus, McCullough and Bloom and Mrs. M.O. Bryant. All members of the Audit Committee are outside directors. Mr. Burrus serves as Chairman of the Audit Committee. The
Committee met two times during 1997.   The principal responsibilities of the
Audit Committee are to direct the activity of the external audit functions, recommend the selection of external auditors to the Board, provide for the continuing review of the underlying internal controls of the Company, and review published financial reports of the Company.

There is a Compensation and Stock option Committee of the Board which consists of Messrs. A.H. Bryant, Chapman, McCullough and Munn. All members of the Compensation and Stock Option Committee are outside directors. Mr. McCullough serves as Chairman of this Committee. The Committee met two times during 1997. The Committee is responsible for reviewing and making recommendations to the Board with respect to compensation of executive officers and directors. A subcommittee of the Committee, the Stock Option Plan Subcommittee, administers the 1995 Stock Option Plan, determines the key employees who should receive awards under the 1995 Stock Option Plan and the number of shares to be granted under such awards.

There is a Nominating Committee of the Board which consists of Messrs. A.H. Bryant, Chapman and Holland and Mrs. M.O. Bryant. All members of the Nominating Committee are outside directors except Mr. Holland. Mr. Chapman serves as Chairman of this Committee. The Nominating Committee, if so requested by the Board, recommends to the Board candidates for election as directors. The Committee met two times during 1997. The Nominating Committee will consider nominations from stockholders. Any stockholder who wishes to make a nomination for a director must advise the Secretary of the Company in writing, mailed no later than ten days before the date of the stockholders' meeting, of the name, address and business background of the nominee.


                          COMPENSATION OF DIRECTORS

A fee of $2,500 per quarter is currently paid to each outside director as a
retainer.   An additional $2,250 attendance fee is paid to each outside director for regular directors' meetings, which are held four times a year. Outside directors who are committee members are paid $500 for each meeting attended. Expenses incurred in connection with attending meetings are normally borne by the directors. Each outside director automatically receives in the first year that he becomes an outside director an option to purchase 10,000 shares of Common Stock of the Company under the 1995 Outside Directors Stock Option Plan. On each April 25 thereafter, each outside director receives an option to purchase an additional 1,000 shares of the Common Stock. The price of each option is equal to the fair market value of the Common Stock on the date the option is granted. All options awarded under the plan are nonstatutory stock options.


                           EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain information concerning annual and long-term compensation paid to or accrued on behalf of the President and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the years 1997, 1996 and 1995.

                                      7
                                               Long Term
                                             Compensation
                                             ------------
                       Annual Compensation      Awards
                       -------------------      ------

                                              Securities
                                              Underlying
Name and Principal                             Options     All Other
     Position       Year  Salary($) Bonus ($)    (#)     Compensation ($)

James T.            1997   345,390    -- --     13,636    1,949,543(1)
Holland             1996   345,390    -- --      5,000       87,197
President and Chief 1995   329,400   187,244    15,000       80,268
Executive Officer

John S.             1997   190,100    13,178     7,521       14,603(2)
Campbell            1996   190,100    -- --      4,000       12,980
Vice President      1995   181,000   133,868    12,000       13,109

Michael J.          1997   175,000    75,000     3,099      532,077(3)
Meissner            1996   175,000    75,000     2,000       24,052
Vice President      1995   175,000    75,000     3,000       18,231

C. Bryant           1997   153,100    -- --      5,922       14,442(4)
Nickerson           1996   153,100    -- --      3,000       14,062
Secretary,          1995   136,000    52,861     9,500       12,578
Treasurer and Chief
Financial Officer

Ewen A.             1997   143,100    15,000     5,579       12,756(5)
Campbell            1996   138,100    -- --      2,000       12,980
Vice President      1995   131,000    55,252     7,000       12,446

(1) This amount consists of Company contributions under the Retirement Savings Plan ($8,000), split dollar life insurance premiums paid by the Company ($2,138), and amounts accrued for the annuity ($974,724), accumulated vacation pay ($31,731), consulting fee retainer ($25,000) and additional deferred compensation benefits ($907,860) that will become payable to Mr. Holland in 1998 under the terms of his retirement agreement, as described on page 9 under the caption "Retirement and Employment Continuity Agreements."

(2) This amount consists of Company contributions under the Retirement Savings Plan ($8,000) and amounts accrued under the Company's deferred compensation program ($6,603).

(3) This amount consists of Company contributions under the Retirement Savings Plan ($4,800), and amounts accrued for the salary continuation benefits ($250,000), lump sum payment of the value of certain health, life insurance and pension benefits ($43,893), car allowance ($9,600) and additional deferred compensation benefits ($223,784) payable to Mr. Meissner in 1998 and 1999 under the terms of his retirement agreement, as described on page 9 under the caption "Retirement and Employment Continuity Agreements."



                                      8
(4) This amount consists of Company contributions under the Retirement Savings Plan ($7,322) and amounts accrued under the Company's deferred compensation program ($7,120).

(5) This amount consists of Company contributions under the Retirement Savings Plan ($6,826) and amounts accrued under the Company's deferred compensation program ($5,930).


Deferred Compensation Program

The Company maintains a deferred compensation program for key employees of the Company. Under this program, the Company has agreed to pay to each covered employee a certain sum annually for fifteen years upon his retirement or, in the event of his death, to his designated beneficiary. The annual amount payable to each of the Named Executive Officers upon retirement at age 65 is as follows: Mr. Holland, $150,000, Mr. J.S. Campbell, $30,000, Mr. Meissner, $30,000, Mr. Nickerson, $30,000 and Mr. E.A. Campbell, $20,000. A benefit is also paid if the employee terminates employment (other than by the executive's voluntary action or discharge for cause) after at least 10 years of employment with the Company. The program also provides that benefits in specified amounts may be paid to executives who retire after reaching the age of 50 and completing at least 20 years of service with the Company. In each event, the amount of the benefit depends on the employee's years of service with the Company (with the full benefit paid only if the employee has completed 25 years of service).

The Company has purchased individual life insurance contracts with respect to each employee covered by this program. The Company is the owner and beneficiary of these insurance contracts. The employees are general creditors of the Company with respect to these benefits.


Retirement and Employment Continuity Agreements


Retirement Agreements

The Company and Mr. Holland entered into a retirement agreement in 1997. Under the terms of the agreement, Mr. Holland will retire as an officer and employee of the Company, and as director, officer and employee of any affiliate of the Company, on a date that will be determined by the Board of Directors, which will be no later than September 30, 1998. On or before Mr. Holland's retirement date, the Company will purchase a commercial annuity in the principal amount of $974,724, which will provide for 180 equal monthly payments to the Company. The Company will pay to Mr. Holland 180 monthly payments, beginning on the first day of the month following his retirement date, each equal in amount to the amount of the monthly annuity payments that the Company receives under the commercial annuity. The annuity will be owned exclusively by the Company.

In addition, Mr. Holland will be treated upon his retirement as having completed 25 years of service with the Company for purposes of the Company's deferred compensation program, and will be entitled to receive the full benefit payable under the deferred compensation program. The Company will make a lump sum payment to Mr. Holland within 30 days of his retirement of accrued and unsued vacation pay, and will pay him a $25,000 retainer for his agreement to be available to provide consulting services to the Company. Mr. Holland
                                      9
also will be entitled to receive a bonus of up to $100,000 based on a percen-tage of the payments that the Company receives in 1999 and 2000 (if any) under an escrow agreement with the purchaser of a subsidiary that the Company sold in 1997. Mr. Holland is released under the agreement for any claims relating to his employment. Finally, the Company expects, but is not required, to nominate Mr. Holland for reelection to the Board at the 1999 meeting of shareholders and at subsequent annual meetings, assuming that he is eligible for reelection under the Company's standard policies and the Company determines that such reelection would be in the best interests of the Company and its shareholders.

The Company also entered into a retirement agreement with Mr. Meissner in 1997. Mr. Meissner retired from employment with the Company on December 31, 1997, and, pursuant to the terms of the retirement agreement, will receive semi-monthly installment payments totaling $129,800 in each of 1998 and 1999. Mr. Meissner will receive in 1998 a lump sum payment of approximately $44,000 for the value of certain health, life insurance and pension benefits, and a car allowance payment. In addition, Mr. Meissner will be entitled to receive the full benefit payable under the Company's deferred compensation program.


Employment Continuity Agreements

The Company has entered into employment continuity agreements with key management executives, including Messrs. J.S. Campbell, Nickerson and E.A. Campbell, which provide certain compensation and benefits in the event of a change of control. Each agreement is effective for three years and is automatically extended for an additional three-year period, unless the Company notifies the executive that the agreement will not be extended. Mr. Holland's employment continuity agreement was terminated when he entered into the retirement agreement described above.

The agreements provide that, in the event of a change of control of the Company, each executive will continue to be employed by the Company for a one-year period following the change of control and will continue to receive a salary and annual bonus at least equal to twelve times the highest monthly salary and bonus that were paid or are payable to the executive for the twelve-month period immediately preceding the change of control. The executive will also be entitled during this one-year period to employee benefits, fringe benefits, expense reimbursements, vacation, and office support that are at least as favorable as were provided to the executive during the 90-day period immediately preceding the change of control. If, during the one-year employment period following the change of control (the "Employment Period"), the Company terminates the executive's employment without cause or the executive voluntarily terminates employment "for good reason", the Company will pay to the executive a lump sum cash amount equal to the sum of the following amounts: (i) any salary, elective nonqualified deferred compensation, and accrued vacation that have not yet been paid to the executive, (ii) the largest annual salary paid or payable to the executive for the Employment Period as annualized, and (iii) the greater of the largest bonus paid or payable to the executive for the Employment Period (as annualized) or the bonus paid to the executive for the twelve-month period immediately preceding the change of control. In addition, the Company will continue the executive's automobile allowance for twelve months following his termination of employment.  An executive shall be deemed to have terminated employment "for good reason" if he is assigned duties inconsistent with his position, authority or responsibilities, the Company
                                     10
fails to provide him with the salary, bonus, benefits, support staff and vacation to which he is entitled during the Employment Period, he is assigned to an office or location that is located more than 35 miles from the office where he was assigned at the time of the change of control, or the Company attempts to terminate his employment other than as permitted under the agreement or fails to require a successor to assume the agreement.

If the executive's employment is terminated on account of his disability or death, or he voluntarily terminates employment other than "for good reason" during the Employment Period, the executive (or his legal representative) will be paid any salary which has not yet been paid, any elective nonqualified compensation and accrued vacation that has not yet been paid, and a pro-rated bonus. In the event the executive is terminated for cause during the Employment Period, he will be paid any base salary that has not yet been paid and any compensation previously deferred by the executive. If the executive continues in employment with the Company through the last day of the Employment Period, the executive will receive a lump sum payment equal to the largest annual salary (as annualized) that was paid or payable to the executive during the Employment Period.

A change of control is deemed to have occurred under the agreement if (i) any individual, entity or group acquires, other than from the Company, 20% or more of the outstanding shares of common stock of the Company or the combined voting power of the Company's voting securities (subject to certain exceptions), (ii) the individuals who constitute the Board as of the date of the agreement cease to constitute at least a majority of the Board, other than as a result of an election of a director by the stockholders, whose election or nomination for election was approved by a majority of the members of the Board (unless in connection with an actual or threatened election contest), (iii) the Company's stockholders approve a reorganization, merger, share exchange, or consolidation in which all or substantially all of the individuals or entities who were stockholders immediately prior to such transaction cease to own (directly or indirectly) more than 60% of the outstanding shares of common stock or the combined voting power of the voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership in the Company before the transaction, or (iv) a complete liquidation of the Company, or a sale or disposition of all or substantially all of the assets of the Company occurs (other than to a corporation of which more than 60% of the outstanding shares of common stock and the combined voting power following such sale or disposition is owned by all or substantially all of the stockholders of the outstanding shares of common stock or combined voting power of the Company before the sale in substantially the same proportion as their ownership in the Company immediately before the sale or disposition).


Split-Dollar Life Insurance

The Company maintains a split-dollar insurance program for certain key employees, including Mr. Holland. The face amount of each policy is $100,000. The premium is split between the Company and the employee. No portion of the premium is expensed for financial reporting purposes since the Company will recoup its cost in full.





                                     11
Retirement Savings Plan

On January 31, 1989, the Board approved a trusteed Retirement Savings Plan
(the "Plan"), effective march 1, 1989, that covers all employees of the Company and its subsidiaries whose employment is not governed by the terms of a collective bargaining agreement between employee representatives and the Company or its subsidiaries and who satisfy certain minimum age and service requirements. The Plan was amended and restated effective as of January 1, 1997. Under the restated plan, participants may make pre-tax contributions of a portion of their annual compensation pursuant to the provisions of
Section 401(k) of the Internal Revenue Code. The Company may, in its discretion, make a matching contribution for those participants who make pre-tax contributions. Such matching contributions may equal up to 100% of a particpant's pre-tax contributions, but may not exceed 2% of each participant's compensation for the year. The Company may also make, in its discretion, a contribution equal to 3% of a participant's compensation for the year, without regard to whether the participant made a contribution to the Plan. The Plan also permits participants to make after-tax contributions of a portion of their annual compensation.

During 1997, total Company contributions to the Plan for eligible employees consisted of a contribution of 3% of each eligible participant's annual compensation, plus a matching contribution on each participant's pre-tax or after-tax contributions of up to 2% of the participant's annual compensation.


Stock Option Plans

The Company maintains a 1995 Stock Option Plan. The following tables provide information with respect to stock options that were granted to and are held by the Named Executive Officers under the 1995 Stock Option Plan and a predecessor stock option plan. No stock appreciation rights ("SARS") have been granted to the Named Executive Officers.


                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                  Potential
                                                              Realizable Value
                                                              At Assumed Annual
                                                               Rates of Stock
                                                             Price Appreciation
                               Individual Grants           For Option Term (2)
                     ------------------------------------  --------------------
                                  Percent
                      Number of   Of Total
                     Securities   Options
                     Underlying  Granted To
                       Options   Employees Exercise Expir-
                       Granted   In Fiscal  Price   ation
       Name            (#) (1)     Year  ($/Share)  Date     5% ($)    10% ($)

James T. Holland        13,636     18%      9.81   2-02-07   217,896   346,963
John S. Campbell         7,521     10%      9.81   2-02-07   120,181   191,369
Michael J. Meissner      3,099      4%      9.81   2-02-07    49,520    78,853
C. Bryant Nickerson      5,922      8%      9.81   2-02-07    95,749   152,464
Ewen A. Campbell         5,579      7%      9.81   2-02-07    89,149   141,956

                                     12
(1) Stock options were awarded in 1997 to the Named Executive Officers at an exercise price equal to the fair market value of Common Stock on the date the options were granted. The options were subject to a performance-based vesting formula which was based on the total amount of the bonus payable to the Named Executive Officer for 1997, the percentage increase in the value of Common Stock from the date the option was granted to December 31, 1997, and the exercise price for the stock option. As a result of an increase in the market value of Common Stock from the date the option was granted to December 31, 1997, those Named Executive Officers who earned a bonus for 1997 became vested in at least a portion of their 1997 stock option grants. The vested portion of each stock option became immediately exercisable. The unvested portion of each stock option was forfeited.

(2) Each option was granted for a ten-year term. The amounts disclosed as the potential realizable value are the result of calculations at the 5% and 10% assumed rates of appreciation permitted by the Securities and Exchange Commission. These amounts are not intended to forecast potential future appreciation of the price of the Common Stock. The amounts disclosed are based on assumed rates of appreciation in the value of the Common Stock over a ten-year period.


                        AGGREGATED OPTION EXERCISES
                             IN LAST FISCAL YEAR
                        AND FY-END OPTION VALUES (1)

                              Number Of
                             Securities
                             Underlying               Value Of
                             Unexercised          Unexercised In-
                               Options           the-Money Options
                             At FY-End (#)         At FY-End ($)

                             Exercisable/          Exercisable/
     Name                    Unexercisable         Unexercisable

James T. Holland           40,660 / 13,636       29,259 / 11,113

John S. Campbell           29,200 /  7,521       22,651 /  6,130

Michael J. Meissner              - -                   -  -

C. Bryant Nickerson        24,060 /  5,992       18,090 /  4,883

Ewen A. Campbell           11,000 /  5,579        6,798 /  4,457


(1) No stock options were exercised by any of the Named Executive Officers during 1997. The Company has not granted any stock appreciation rights to the Named Executive Officers.


Report of Compensation and Stock Option Committee on Executive Compensation

The Compensation and Stock Option Committee (the "Committee") is composed solely of Directors who are not employees of the Company. The Committee reviews and recommends to the Board of Directors actions to implement a
                                     13
compensation structure that is intended to enhance the profitability of the Company. The compensation of the Company's senior executives is structured as a combination of salary, annual cash bonuses dependent on profitability and other objective and subjective performance-based criteria, stock options, and a deferred compensation program. This compensation structure is intended to allow the Company to attract and retain qualified senior executives and align the financial interests of senior executives with those of the Company's shareholders.

At the beginning of the 1997 fiscal year, the Committee reviewed proposals submitted by management for annual salaries and bonuses for the President and the Company's other senior executives. The Committee determined the amount of the salary and projected bonus to be paid to the President and the other senior executives for the year based on management's recommendations and subjective factors. In making its determination, the Committee reviewed information from an annual survey of executive compensation for a group of public and private companies in the chemicals, plastics and related industries that was prepared by a national compensation consulting firm.
The Committee reviewed composite salary and bonus amounts that were derived from salary and bonus data for executives of companies in this industry group with sales similar to the Company's 1996 sales and its projected sales for 1997, as presented by management. The Committee also reviewed publicly available information concerning executive compensation for a principal competitor.

The Committee considered the composite compensation data derived from the annual survey an appropriate basis for reviewing the compensation levels of the Company's executives because many of the Company's peers are not public companies and thus do not publicly disclose information concerning the compensation of their executives, other than through voluntary participation in surveys. The Committee also considered the compensation information for the competitor a relevant basis for reviewing the compensation levels of the Company's executives because the competitor is a peer company that compares its cumulative total shareholder return to that of the S&P Chemicals (Specialty) Index, as does the Company. The Company does not use the companies in the S&P Chemicals (Specialty) Index for comparison of executives compensation because the Company's most direct business competitors and its competitors for executive talent are not the same as the companies included in the index.

Neither the President nor any senior executive other than Mr. Meissner was paid a bonus for 1996. The President's 1996 salary, and the salaries for the other senior executives (including the bonus paid to Mr. Meissner), were generally competitive with the comparative salary and bonus standards described above. In order to place greater emphasis on performance-based bonus pay, the Committee decided to set the President's 1997 salary and the 1997 salaries of the Company's other senior executives at the same levels as their 1996 salaries (except in the case of one senior executive where individual circumstances warranted an increase in salary level). The President's 1997 projected bonus was set at a level consistent with the median bonus levels for the comparative group described above, taking into account the past performance of the President, the efforts that would be required of the President in a very competitive business environment and the other criteria described below. The same process was generally used to set the projected bonuses of other senior executives.

The 1997 bonus program for the President was structured to give the President the opportunity to receive a bonus based on the Company's 1997 net profit before bonuses and income taxes ("PBT"), and based on additional criteria
                                     14
such as increases in earnings and the market value of the Company's stock, attainment of specified inventory reduction goals, increased profitability of certain operating divisions and other performance-based criteria (some of which were subjective in nature). Bonus targets for other senior executives who are responsible for overall management of the Company were based on the same PBT target and the same additional criteria. Target bonuses for the senior executives who are directly responsible for divisions of the Company were based on PBT targets for their respective divisions and on the same additional factors. Mr. Meissner's bonus was also based, in part, on attainment of specified cost-containment targets. The President's eligibility to receive a bonus, and the eligibility of the Company's other senior executives, were conditioned on attainment of greater than 75% of the applicable PBT target.

The threshhold PBT targets established by the Committee for 1997 were only met with respect to one of the Company's operating divisions. As a result, the senior executive directly responsible for the management of that division received a bonus in accordance with the terms of the bonus program. Mr. Meissner received a bonus based on attainment of his cost-containment targets, and another executive was paid a special discretionary bonus for outstanding performance.

The Company has traditionally granted long-term compensation in the form of stock options. The Committee considers stock options to be an important means of compensating executives for their efforts and insuring that executives are provided with an incentive to increase the profitability of the Company and the market value of the Common Stock. Stock options under the Company's 1995 Stock Option Plan have traditionally been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options were awarded in 1997 to the Company's executives at an exercise price equal to the fair market value of the Common Stock on the date of grant, subject to a vesting formula. Under the formula, and executive had to receive a bonus for 1997 and the market value of the Common Stock had to increase from the date the option was granted to the last day of the 1997 fiscal year in order for the executive to be entitled to exercise any portion of the executive's option. As a result of an increase in the market value of the Common Stock over this period, those executives who earned a bonus under the 1997 bonus program became vested in at least a portion of their 1997 stock option grants. Executives who did not receive a bonus for the year, or who terminated employment prior to the time at which their options become vested, forfeited their options.

The Company maintains a deferred compensation program that provides benefits in specified amounts to the Company's executive officers upon their retirement at age 65 or death, or upon their termination of employment (other than by the executive's voluntary action or discharge for cause) after at least 10 years of employment with the Company. The program also provides that benefits in specified amounts may be paid to executives who retire after reaching age 50 and completing at least 20 years of service with the Company. The deferred compensation program is intended to provide executives with an additional incentive to remain with the Company. Each of the Company's senior executives participates in the deferred compensation program.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1,000,000 limit on the amount of compensation that will be deductible by the Company each year with respect to each of the President and the four other most highly compensated executive officers. The cash compensation level of the Company's executives is currently below the $1,000,000 limit.
                                     15
The Company's 1995 Stock Option Plan is structured to comply with an exemption from the Section 162(m) limitation for performance-based compensation.

When setting compensation, the Committee takes into account the complexity of the Company's business and the need for strong, involved management. The Committee also takes into account the substantial changes that have occurred during recent years in the Company's business and the business environment in which the Company competes, and the special efforts made by senior management to continue the Company's profitability despite significant economic pressures and competition.

The Company has entered into a retirement agreement with the President under which the President will retire during the Company's 1998 fiscal year. In recognition of the President's long period of service with the Company, his efforts in a highly competitive business environment and in order to ensure a smooth transition to new senior management, the retirement agreement provides for the payment of certain benefits to the President upon his retirement, and requires that the President be available to provide consulting services to the Company upon the Company's request following his retirement. The Company entered into a retirement agreement with Mr. Meissner which provided for Mr. Meissner's retirement at the end of 1997. In addition, the Company has entered into employemnt continuity agreements with certain other key executives. The employment continuity agreements are designed to insure that the Company's business and operations continue to be managed with a minimum of disruption in the event of a change of control of the Company.

The terms of the retirement agreements and employment continuity agreements are described at page 9 under the caption "Retirement and Employment Continuity Agreements."

The foregoing report was furnished by the Compensation and Stock Option
Committee.

                          R. Michael McCullough, Chairman
                          Arthur H. Bryant, II
                          Max C. Chapman, Jr.
                          Stephen P. Munn

                           COMPARATIVE PERFORMANCE

The following graph compares the yearly percentage change in the cumulative total stockholder return of the Common Stock against the cumulative total return of (i) the S&P Composite 500 Stock Index and (ii) the S&P Chemicals (Specialty) Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         O'SULLIVAN CORPORATION, S&P 500 AND S&P CHEMICALS-SPECIALTY

   Measured Period    O'Sullivan             S&P Chemicals-
(Fiscal Year Covered) Corporation  S&P 500      Specialty
--------------------- ----------- --------- ----------------
December 1992           100.00     100.00         100.00
December 1993            96.05     110.08         114.02
December 1994           102.94     111.53          99.54
December 1995           117.17     153.45         130.83
December 1996           127.84     188.68         134.19
December 1997           127.70     251.63         166.17
                                     16
                       ITEM TWO-SELECTION OF AUDITORS

Yount, Hyde & Barbour, P.C., a firm of certified public accountants in Winchester, Virginia, has served as auditors of the Company for several years. The Board of Directors recommends their appointment for the 1998 fiscal year and will ask the stockholders to approve such appointment. Representatives of the auditing firm are expected to be present at the stockholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                            STOCKHOLDER PROPOSALS

Any stockholder desiring to make a proposal to be acted upon at the 1999 Annual Meeting tentatively scheduled for Wednesday, April 28, 1999, must present such proposal to the Company at its principal office in Winchester, Virginia not later than November 27, 1998, in order for the proposal to be considered for inclusion in the Company's proxy statement. Additionally, any stockholder who wishes to make a proposal from the floor at the 1998 annual stockholders' meeting must advise the Secretary of the Company in writing, mailed no later than April 18, 1998, of the nature of the proposal.


                                MISCELLANEOUS

The 1997 annual report to stockholders, containing financial statements and pertinent footnotes thereto, is included with the mailing of this proxy statement.




                            /s/ C. Bryant Nickerson
                            ------------------------
                            C. BRYANT NICKERSON
                            Secretary, Treasurer & CFO























                                     17
                                   [FRONT]
PROXY                                                        COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF O'SULLIVAN CORPORATION

The undersigned hereby appoints A.H. Bryant II and J.T. Holland and each of them, proxies for the undersigned, with power of substitution, to vote all the shares of the Common Stock of O'Sullivan Corporation with the same force and effect as the undersigned at the annual meeting of the stockholders of O'Sullivan Corporation on WEDNESDAY, APRIL 29, 1998 and any adjournment thereof. The matters to be voted upon at this stockholders' meeting are listed on the other side.
PLEASE READ EACH ITEM CAREFULLY.

The proxy may be revoked at any time before it is voted, and the giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person. This proxy will be voted as specified and in the absence of direction will be voted FOR each of the matters listed.

The management does not know any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be presented for action according to their judgement in light of conditions then prevailing.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement attached thereto.

                          CONTINUED ON OTHER SIDE

                                  [BACK]
THE MATTERS TO BE VOTED UPON ARE:                                     ####
A. The election of directors for the ensuing year:
   [ ] For all nominees listed:
       C.H. Bloom, Jr.     A.H. Bryant II    M.O. Bryant     R.L. Burrus, Jr.
       M.C. Chapman, Jr.   J.T. Holland      R.M. McCullough S.P. Munn
       T.J. Sandker        L.W. Smith, Jr.
   [ ] For all nominees listed above except as marked to the contrary below (Instruction: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

       ------------------------------------------------------------------
   [ ] Withhold authority to vote for all nominees listed above.
B. Approval of the appointment of Yount, Hyde & Barbour, P.C. of
   Winchester, Virginia as auditors for the company for the ensuing year.
   [ ] FOR     [ ] AGAINST      [ ] ABSTAIN
C. Upon such other matters as may properly come before the meeting.

                                       ------------------------ ---------
                                       SIGNATURE                DATE

                                       ------------------------ ---------
                                       SIGNATURE                DATE
Please sign, exactly as name appears above, date, and return this proxy using the enclosed envelope. When shares are owned by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in full Corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.